Exhibit 10.13

3 March 2010

The Directors
Net 1 Applied Technologies South Africa Limited
4th Floor, President Place
Corner Jan Smuts and Bolton Road
Rosebank

Attention: Mr Herman Kotze

Dear Sirs

BANKING FACILITIES

Nedbank Limited (‘Nedbank’) is pleased to continue to offer the banking facilities described below to Net 1 Applied Technologies (South Africa) Limited, Cash Paymaster Services (Proprietary) Limited, Cash Paymaster Services (Eastern Cape) (Proprietary) Limited, Sinqobile Security Services Gauteng (Proprietary) Limited, Friedland 035 Investments (Proprietary) Limited, Cash Paymaster Services (Northern Cape) (Proprietary) Limited, Cash Paymaster Services (Northern) (Proprietary) Limited, Cash Paymaster Services (Northwest) (Proprietary) Limited, Prism Holdings Limited, Prism Payment Technologies (Proprietary) Limited, Easy Pay (Proprietary) Limited, Moneyline Financial Services (Proprietary) Limited, Net1 Universal Electronic Technological Solutions (Proprietary) Limited, RMT System (Proprietary) Limited and Cash Paymaster Services (Kwa-Zulu Natal) (Proprietary) Limited (collectively referred to as ‘the Borrower’ or, if the context is appropriate, any one or more of them) on the terms and conditions contained herein.

For purposes of interpretation, this offer letter (‘Offer Letter’), read together with the general facility provisions (including sections 1 and 2) (‘General Provisions’) attached hereto shall be referred to as the ‘Facility Letter’.

1	AGGREGATE AMOUNT OF FACILITIES

R264 455 866,00 (two hundred and sixty four million four hundred and fifty five thousand eight hundred and sixty six rand).

2	BORROWERS

Net 1 Applied Technologies (South Africa) Limited, Registration Number 2002/031446/06 (‘Net 1 Applied);

The following entities may share in the facilities referred to in clauses 3.1, 3.2, 3.3 and 3.4 below:

Cash Paymaster Services (Proprietary) Limited, Registration Number 1971/007195/07 (‘Cash Paymaster’);

Cash Paymaster Services (Eastern Cape) (Proprietary) Limited, Registration Number 1998/000033/07 (‘Cash Paymaster Eastern Cape’);

Cash Paymaster Services (Kwa-Zulu Natal) (Proprietary) Limited, Registration Number 1997/013382/07 (‘Cash Paymaster Kwa-Zulu Natal’);

Sinqobile Security Services Gauteng (Proprietary) Limited, Registration Number 2000/003238/07 (‘Sinqobile Security’);

Friedland 035 Investments (Proprietary) Limited, Registration Number 2000/003245/07 (‘Friedland 035’);

Cash Paymaster Services (Northern Cape) (Proprietary) Limited, Registration Number 1997/013358/07 (‘Cash Paymaster Northern Cape’);

Cash Paymaster Services (Northern) (Proprietary) Limited, Registration Number 1996/017600/07 (‘Cash Paymaster Northern’);

Cash Paymaster Services (Northwest) (Proprietary) Limited, Registration Number 1996/011197/07 (‘Cash Paymaster Northwest’);

Prism Holdings Limited, Registration Number 1998/018949/06 (‘Prism’);

Prism Payment Technologies (Proprietary) Limited, Registration Number 1990/005062/07 (‘Prism Payment’);

Easy Pay (Proprietary) Limited, Registration Number 1983/008597/07 (‘Easy Pay’);

Moneyline Financial Services (Proprietary) Limited, Registration Number 1998/020799/07 (‘Moneyline Financial’);

Net1 Universal Electronic Technological Solutions (Proprietary) Limited, Registration Number 2009/001034/07 (‘Net1 Universal’);

RMT Systems (Proprietary) Limited, Registration Number 2001/028826/07 (‘RMT Systems’).

3	FACILITIES

In this Facility Letter all facilities and instruments described in this clause 3 shall collectively be referred to as the ‘Facilities’, and ‘facility’ or ‘instrument’ shall refer to any of them as suggested by the context.

The terms and conditions contained in the Facility Letter are applicable to the Facilities and to the relevant instruments offered to the Borrower, provided however that, the Facilities referred to in 3.2, 3.3, 3.4, 3.5.1 and 3.6.1 of the Offer Letter, shall be subject to additional specific terms and conditions contained in further separate agreements concluded or to be concluded between, inter alia, the Parties, as amended from time to time, and if there is any conflict between the provisions of the further separate agreements governing these Facilities and the terms and conditions of the Facility Letter, the provisions contained in the further separate agreements shall prevail.

3.1	Overdraft Facility

An overdraft facility for up to R250 000 000,00 (two hundred and fifty million rand), which may be availed of, subject to the provisions of this facility.

3.2	Indirect Facilities

Letters of guarantee for up to R2 455 866,00 (two million four hundred and fifty five thousand eight hundred and sixty six rand), which may be availed of subject to the provisions of this facility.

3.3	Sweeping Cash Management Facility

Cash Management

A sweeping cash management arrangement for an amount of R200 000 000,00 (two hundred million rand) may be included within the Facility as set out in clause 3.1 above.

The amount of R200 000 000,00 (two hundred million rand) represents the aggregate of the various overdraft limits recorded against various accounts in the names of Subsidiaries and/or divisions of some of those subsidiaries which participate in the Net 1 Applied Technologies (South Africa) Limited’s Clearing Account Cash Management (the ‘Individual Participants’), the operation of which is set out in separate documentation signed by Net 1 Applied Technologies (South Africa) Limited and the Individual Participants. In terms of the arrangements, the Borrower is Net 1 Applied Technologies (South Africa) Limited in respect of the aggregate debit balances less the aggregate credit balances, reflected as at the close of business each day.

It is understood that the limits of the Individual Participants are recorded for purposes of determining the total amount that is advanced to or by Net 1 Applied Technologies (South Africa) Limited in terms of the Cash Management Arrangement.

Net 1 Applied Technologies (South Africa) Limited shall procure that all the Individual Participants in this Cash Management structure are aware of their limits and that those limits are adhered to. It is hereby agreed that, in the event of any Individual Participant exceeding its limit without prior arrangements having been concluded, then Nedbank shall be entitled, after consultation with Net 1 Applied Technologies (South Africa) Limited, to take such measures as are deemed necessary to ensure that such limits are observed.

The limit of R200 000 000,00 (two hundred million rand) referred to above is recorded on the understanding that the net debit balance at the aggregate level of the Cash Management will not exceed R200 000 000,00 (two hundred million rand) unless by prior arrangement with Nedbank.

Up to an amount of R200 000 000,00 (two hundred million rand) of any aggregate debit balance on the Cash Management shall attract interest at rates agreed to from time to time.

3.4	Electronic Banking Facility

NetBank Business.

3.5	Net 1 Applied

AMOUNT

R6 000 000,00 (six million rand)

	3.5.1	Derivative Facilities

Forward exchange contracts for up to R6 000 000,00 (six million rand), being 10% (ten percent) of the amount of the forward exchange contracts.

3.6	Cash Paymaster

AMOUNT

R6 000 000,00 (six million rand).

	3.6.1	Derivative Facilities

Forward exchange contracts for up to R6 000 000,00 (six million rand), being 10% (ten percent) of the amount of the forward exchange contracts.

4	SECURITY HELD

Nedbank confirms that it holds the following Security for the Facilities, namely:

	4.1	a cross deed of suretyship on Nedbank’s standard terms and conditions given by:

Net 1 Applied Technologies South Africa Limited; Cash Paymaster Services (Proprietary) Limited;

Cash Paymaster Services (KwaZulu Natal) (Proprietary) Limited;
Cash Paymaster Services (Gauteng) (Proprietary) Limited;
Cash Paymaster Services (Northern) (Proprietary) Limited;
Cash Paymaster Services (Northwest) (Proprietary) Limited;
Cash Paymaster Services (Mpumalanga) (Proprietary) Limited;

Cash Paymaster Services (Northern Cape) (Proprietary) Limited;
Cash Paymaster Services (Eastern Cape) (Proprietary) Limited;
Easy Pay (Proprietary) Limited;
Moneyline Financial Services (Proprietary) Limited;
Net 1 Finance Holdings (Proprietary) Limited;
Prism Holdings Limited;
Prism Payment Technologies (Proprietary) Limited;
Sinqobile Security Services Gauteng (Proprietary) Limited;
Siyeza Security Services (Proprietary) Limited;
Friedland 035 Investments (Proprietary) Limited;
Net1 Universal Electronic Technological Solutions (Proprietary) limited;
RMT Systems (Proprietary) Limited

(collectively referred to as ‘the sureties’ or, if the context is appropriate, any one or more of them) in terms of which each of the sureties binds itself as surety and co-principal debtor in solidum with each other for the due and punctual fulfilment by the other of them of all their obligations under the facility;

4.2

a document in terms of which the Borrower agrees that any credit balances in any banking accounts held with Nedbank may be set off against the indebtedness of the Borrower to Nedbank under the facility from time to time;

Net 1 Applied Technologies South Africa Limited;
Cash Paymaster Services (Proprietary) Limited;
Cash Paymaster Services (KwaZulu Natal) (Proprietary) Limited;
Cash Paymaster Services (Northern) (Proprietary) Limited;
Cash Paymaster Services (Northwest) (Proprietary) Limited;
Cash Paymaster Services (Northern Cape) (Proprietary) Limited;
Cash Paymaster Services (Eastern Cape) (Proprietary) Limited;
Easy Pay (Proprietary) Limited;
Moneyline Financial Services (Proprietary) Limited;
Prism Holdings Limited;
Prism Payment Technologies (Proprietary) Limited;
Sinqobile Security Services Gauteng (Proprietary) Limited;
Friedland 035 Investments (Proprietary) Limited;
Net1 Universal Electronic Technological Solutions (Proprietary) limited;
RMT Systems (Proprietary) Limited.

4.3

a deed of cession in terms of which Cash Paymaster Services (Northern) (Proprietary) Limited cedes to Nedbank all of its right, title and interest in and to its debtors as security for the due and punctual fulfilment by Cash Paymaster Services (Northern) (Proprietary) Limited of all its obligations under the facility;

4.4

a deed of cession in terms of which Cash Paymaster Services (Eastern Cape) (Proprietary) Limited cedes to Nedbank all of its right, title and interest in and to its debtors as security for the due and punctual fulfilment by Cash Paymaster Services (Eastern Cape) (Proprietary) Limited of all its obligations under the facility;

4.5

a deed of cession in terms of which Cash Paymaster Services (Gauteng) (Proprietary) Limited cedes to Nedbank all of its right, title and interest in and to its debtors as security for the due and punctual fulfilment by Cash Paymaster Services (Gauteng) (Proprietary) Limited of all its obligations under the facility;

4.6

a deed of cession in terms of which Cash Paymaster Services (KwaZulu Natal) (Proprietary) Limited cedes to Nedbank all of its right, title and interest in and to its debtors as security for the due and punctual fulfilment by Cash Paymaster Services (KwaZulu Natal) (Proprietary) Limited of all its obligations under the facility;

4.7

a deed of cession in terms of which Cash Paymaster Services (Mpumalanga) (Proprietary) Limited cedes to Nedbank all of its right, title and interest in and to its debtors as security for the due and punctual fulfilment by Cash Paymaster Services (Mpumalanga) (Proprietary) Limited of all its obligations under the facility;

4.8

a deed of cession in terms of which Cash Paymaster Services (Northern Cape) (Proprietary) Limited cedes to Nedbank all of its right, title and interest in and to its debtors as security for the due and punctual fulfilment by Cash Paymaster Services (Northern Cape) (Proprietary) Limited of all its obligations under the facility;

4.9

a deed of cession in terms of which Cash Paymaster Services (Northwest) (Proprietary) Limited cedes to Nedbank all of its right, title and interest in and to its debtors as security for the due and punctual fulfilment by Cash Paymaster Services (Northwest) (Proprietary) Limited of all its obligations under the facility;

4.10

a deed of cession in terms of which Friedland 035 Investments (Proprietary) Limited cedes to Nedbank all of its right, title and interest in and to its debtors as security for the due and punctual fulfilment by Friedland 035 Investments (Proprietary) Limited of all its obligations under the facility,

4.11

a deed of cession and pledge in terms of which Net 1 Applied cedes to Nedbank all of its right, title and interest in and to its entire shareholding in Cash Paymaster as security for the due and punctual fulfilment by Net 1 Applied of all its obligations under the facility.

4.12

a deed of cession in terms of which Sinqobile Security Services Gauteng (Proprietary) Limited cedes to Nedbank all of its right, title and interest in and to its debtors as security for the due and punctual fulfilment of all its obligations under the facility;

4.13

a deed of cession in terms of which Siyeza Security Services (Proprietary) Limited cedes to Nedbank all of its right, title and interest in and to its debtors as security for the due and punctual fulfilment of all its obligations under the facility.

5	SUSPENSIVE CONDITIONS

5.1

Save for the provisions of this clause 5 and of clauses 1, 13, 14, 15, 16, and 18 of the General Provisions, which shall be of immediate force and effect upon signature by the Borrower of this Facility Letter, the making available of the Facilities to the Borrower is subject to the suspensive condition that all of the following documents be furnished to Nedbank, in a form and substance acceptable to Nedbank and that they have become unconditional in accordance with their own terms:

5.1.1

the Borrower has complied with all requests for information made by Nedbank in terms of the Financial Intelligence Centre Act, No 38 of 2001, the Prevention of Organised Crime Act, No 121 of 1998, the Banks Act and any other money laundering legislation applicable at the time such requests are made;

		5.1.2	the Borrower has complied with the provisions of the National Credit Act, No 34 of 2005, where applicable;

	5.2	Forthwith after the acceptance of this Offer, the Borrower shall use its best endeavours to procure the fulfilment at its cost, of the conditions referred to in clause 5.

5.3

Unless the conditions are fulfilled or waived in writing by not later than 30 April 2010 the provisions of this clause 5 and of clauses 1, 13, 14, 15, 16 and 18 of the General Provisions shall continue to be of force or effect, but the remainder of this Facility Letter shall never become effective.

5.4

The conditions in clause 5 have been stipulated for the benefit of Nedbank and Nedbank shall accordingly be entitled to waive fulfilment of all or any part of such conditions by giving written notice to that effect to the Borrower prior to the date stated in clause 5.3 of this Offer Letter.

6	FEES

Commitment fee

6.1

Nedbank shall be entitled to charge a commitment fee at the rate advised to the Borrower from time to time, which fee shall be calculated on the average monthly unutilised portion of the Overdraft Facility referred to in clause 3.1 above. Such fee shall be payable by the Borrower monthly in arrear by means of a debit entry to the current account of the Borrower and Nedbank shall provide to the Borrower an invoice in respect thereof

	6.2	The commitment fee which shall prevail from the Signature Date shall be 35 (thirty five) basis points per annum until further notice by Nedbank in respect thereof.

7	UNDERTAKINGS

In addition to the undertakings given in clause 10 of the General Provisions, the Borrower undertakes to:

	7.1	furnish Nedbank with

7.1.1

audited annual company and consolidated Financial Statements of the Borrower and any Security Provider as soon as they become available but in any event within 180 (one hundred and eighty) days after the end of each financial year;

7.1.2

all other financial information with which a shareholder is entitled to be furnished by the Borrower and any Security Provider, within 30 (thirty) days after such information has become available to the Borrower or any such Security Provider.

8	NOMINATION

The Borrower may, with the prior written consent of Nedbank, nominate any of its Subsidiaries to utilise all or part of the Facilities. The Borrower undertakes to advise Nedbank in writing of the name of such Subsidiary and the amount under the Facilities the Borrower wishes to allocate to it. Any such nomination by the Borrower shall be subject to the Borrower binding itself in writing as surety for and co-principal debtor in solidum with the Subsidiary for the due and punctual fulfilment by the Subsidiary of all of its obligations under the Facilities, which suretyship shall be in a form and substance acceptable to Nedbank.

9	DOMICILIUM CITANDI ET EXECUTANDI

9.1

The Parties choose the addresses set out opposite their names below as their domicilium citandi et executandi (whether in respect of notices, court processes or any other documents or communications of whatsoever nature) for all purposes of this Facility Letter:

		9.1.1	Nedbank

Physical:	135 Rivonia Road
Corporate Place Block F
Sandown
Sandton
2196.

Postal:	PO Box 1144
Johannesburg
2000
Fax:	(011) 294-1333
Attention:	Head: Corporate Banking Credit Risk

9.1.2	The Borrower:

Physical:	4th Floor – President Place
Corner Jan Smuts & Bolton Road
Rosebank
2196
Postal:	PO Box 2424
Parklands
2121
Facsimile:	011 442-5894
Attention:	The Financial Director

9.2

Any notice or communication required or permitted to be given in terms of this Facility Letter shall be valid and effective only if in writing. It shall be acceptable to give notice by fax provided that proof of such fax transmission is provided to the Party to whom notice is addressed and physical copies of the notice or communication are delivered to the aforesaid address of the Party to whom such notice is addressed within 3 (three) Business Days of such fax transmission.

9.3

Any Party may by written notice to the other Parties change its chosen address to another physical address in South Africa, provided that the change shall become effective on the 7th (seventh) day after delivery of such notice to the addressee.

9.4

Any notice to a Party contained in a correctly addressed envelope and delivered by hand to a responsible person during ordinary business hours at its chosen address shall be deemed to have been received, unless the contrary is proved, on the first Business Day after delivery.

9.5

Notwithstanding anything to the contrary contained in this clause, a written notice or communication actually received by a Party shall be an adequate written notice or communication to it, notwithstanding that it was not sent to or delivered at its chosen address.

10	REVIEW OF FACILITIES AND INTEREST RATE

	10.1	Nedbank shall be entitled to review the Facilities throughout the duration of the Facilities, including any renewals and extensions thereof:

10.1.1 at any time; and

10.1.2

once the audited annual company and consolidated Financial Statements of the Borrower and any Security Provider become available, but in any event within 180 (one hundred and eighty) days after the end of each reporting period of the Borrower.

10.2

Notwithstanding any provisions to the contrary which may be contained in the Facility Letter, Nedbank shall, in its sole discretion and acting reasonably, be entitled to review the interest rate applicable to the facilities contemplated in clause 3.1 and if it deems necessary to amend the interest rate on 90 (ninety) days prior written notice to the Borrower.

11	REPLACEMENT

The Offer contained in this Facility Letter supersedes and replaces all previous facility letters entered into between the Corporate Banking Division of Nedbank and the Borrower or any of its Subsidiaries. In the event that a separate agreement for banking facilities (in terms of a separate facility letter) has been entered into with any of the Borrower’s Subsidiaries, the Offer contained in this Facility Letter shall not supersede the offer in that separate facility letter.

12	EXPIRY DATE

The Offer contained in this Facility Letter is open for acceptance until 30 April 2010. If the Offer is not accepted by the Borrower on or before that date, the Offer shall lapse and this Facility Letter shall be of no force and effect.

Should any aspect of this Facility Letter require clarification, please contact Leon Oosthuizen on 011 295 8179.

If the terms of this Facility Letter are acceptable to the Borrower, kindly have an authorised official of the Borrower sign the attached duplicate original of this Facility Letter and return it to Nedbank, together with a resolution of the board of directors of the Borrower authorising the signing official to accept the Facilities on behalf of the Borrower.

Yours faithfully

/s/ M Steenkamp	/s/ C Botha	/s/ L Oosthuizen
M STEENKAMP	C BOTHA	L OOSTHUIZEN
CREDIT EXECUTIVE	CREDIT MANAGER	SENIOR CORPORATE BANKER
CORPORATE BANKING CREDIT	CORPORATE BANKING CREDIT	CORPORATE BANKING
RISK	RISK

ACCEPTED ON THIS          30th          DAY OF           April          2010

_____________________________
For and on behalf of:
NET 1 APPLIED TECHNOLOGIES
(SOUTH AFRICA) LIMITED
(who hereby warrants his authority)

ACCEPTED ON THIS          30th          DAY OF           April          2010

/s/ Cara van Straaten /s/ David Hawley
For and on behalf of:
CASH PAYMASTER SERVICES
(PROPRIETARY) LIMITED
(who hereby warrants his authority)

ACCEPTED ON THIS          30th          DAY OF            April          2010

/s/ Cara van Straaten /s/ David Hawley
For and on behalf of:
CASH PAYMASTER SERVICES
(KWAZULU NATAL) (PROPRIETARY) LIMITED
(who hereby warrants his authority)

ACCEPTED ON THIS                   DAY OF                        2010

N/A – company being deregistered
For and on behalf of:
CASH PAYMASTER SERVICES
(GAUTENG) (PROPRIETARY)
LIMITED
(who hereby warrants his authority)

ACCEPTED ON THIS         30th          DAY OF      April           2010

/s/ Cara van Straaten /s/ David Hawley
For and on behalf of:
CASH PAYMASTER SERVICES
(NORTHERN) (PROPRIETARY)
LIMITED
(who hereby warrants his authority)

ACCEPTED ON THIS          30th          DAY OF       April           2010

/s/ Cara van Straaten /s/ David Hawley
For and on behalf of:
CASH PAYMASTER SERVICES
(NORTHWEST) (PROPRIETARY)
LIMITED
(who hereby warrants his authority)

ACCEPTED ON THIS _______DAY OF__________ 2010

N/A – company being deregistered
For and on behalf of:
CASH PAYMASTER SERVICES
(MPUMALANGA) (PROPRIETARY)
LIMITED
(who hereby warrants his authority)

ACCEPTED ON THIS          30th          DAY OF     April           2010

/s/ Cara van Straaten /s/ David Hawley
For and on behalf of:
CASH PAYMASTER SERVICES
(NORTHERN CAPE) (PROPRIETARY)
LIMITED
(who hereby warrants his authority)

ACCEPTED ON THIS          30th          DAY OF        April        2010

/s/ Cara van Straaten /s/ David Hawley
For and on behalf of:
CASH PAYMASTER SERVICES
(EASTERN CAPE) (PROPRIETARY)
LIMITED
(who hereby warrants his authority)

ACCEPTED ON THIS          30th          DAY OF      April        2010

/s/ Cara van Straaten /s/ David Hawley
For and on behalf of:
EASY PAY (PROPRIETARY) LIMITED
(who hereby warrants his authority)

ACCEPTED ON THIS          30th          DAY OF       April        2010

/s/ Cara van Straaten /s/ David Hawley
For and on behalf of:
MONEYLINE FINANCIAL SERVICES
(PROPRIETARY) LIMITED
(who hereby warrants his authority)

ACCEPTED ON THIS         30th          DAY OF      April        2010

/s/ Cara van Straaten /s/ David Hawley
For and on behalf of:
NET 1 FINANCE HOLDINGS
(PROPRIETARY) LIMITED
(who hereby warrants his authority)

ACCEPTED ON THIS          30th          DAY OF      April        2010

/s/ Cara van Straaten /s/ David Hawley
For and on behalf of:

PRISM HOLDINGS LIMITED
(who hereby warrants his authority)

ACCEPTED ON THIS          30th          DAY OF       April          2010

/s/ Cara van Straaten /s/ David Hawley
For and on behalf of:
PRISM PAYMENT TECHNOLOGIES
(PROPRIETARY) LIMITED
(who hereby warrants his authority)

ACCEPTED ON THIS          30th          DAY OF      April          2010

/s/ Cara van Straaten /s/ David Hawley
For and on behalf of:
SINQOBILE SECURITY SERVICES GAUTENG
(PROPRIETARY) LIMITED
(who hereby warrants his authority)

ACCEPTED ON THIS          30th          DAY OF       April       2010

/s/ Cara van Straaten /s/ David Hawley
For and on behalf of:
SIYEZA SECURITY SERVICES
(PROPRIETARY) LIMITED
(who hereby warrants his authority)

ACCEPTED ON THIS         30th          DAY OF       April          2010

/s/ Cara van Straaten /s/ David Hawley
For and on behalf of:
FRIEDLAND 035 INVESTMENTS
(PROPRIETARY) LIMITED

(who hereby warrants his authority)

ACCEPTED ON THIS         30th          DAY OF       April      2010

/s/ Cara van Straaten /s/ David Hawley
For and on behalf of:
NET1 UNIVERSAL ELECTRONIC TECHNOLOGICAL SOLUTIONS
(PROPRIETARY) LIMITED
(who hereby warrants his authority)

ACCEPTED ON THIS          30th           DAY OF         April           2010

/s/ Cara van Straaten /s/ David Hawley
For and on behalf of:
RMT SYSTEMS (PROPRIETARY)
LIMITED
(who hereby warrants his authority)

GENERAL PROVISIONS

SECTION 1

1	DEFINITIONS AND INTERPRETATION

In this Facility Letter,

	1.1	unless clearly inconsistent with or otherwise indicated by the context:

		1.1.1	the following expressions shall bear the meanings ascribed to them hereunder and cognate expressions shall have corresponding meanings:

1.1.1.1	‘Affected Instrument’ shall have the meaning given to it in clause 4 below;

1.1.1.2

‘Applicable Laws’ means and includes the Companies Act, Basel II (the Framework established for the International Convergence of Capital Measurement and Capital Standards), common or customary law and any constitution, decree, judgement, legislation, order, ordinance, statute, treaty or other legislative measure applicable to Nedbank and/or the Borrower and includes any present or future directive, regulation, guideline, practice, concession, request or requirement issued by any governmental body, agency or department or any central bank or other fiscal, monetary, regulatory, self regulatory or other authority or agency whether or not having the force of law, but, if not having the force of law, the compliance with which is customary;

1.1.1.3	‘Banks Act’ means the Banks Act, No. 94 of 1990;

1.1.1.4	‘Business Day’ means any day other than a Saturday, Sunday, proclaimed public holiday in South Africa or a day on which commercial banks in South Africa generally are not open for business;

1.1.1.5	‘Companies Act’ means the Companies Act, No. 61 of 1973;

1.1.1.6	‘Change of Control’ means, after the Signature Date, any person or group of persons who exercised Control as at the Signature Date, ceasing to have direct or indirect Control of the Borrower;

1.1.1.7	‘Control’, in relation to a company the shares of which are:

1.1.1.7.1	not listed on a stock exchange, means any one of the following, namely if another company or legal entity or person (whether alone or pursuant to an agreement with others):

1.1.1.7.1.1	holds or controls more than 50% (fifty percent) of the voting rights taking into account when such voting rights can be exercised) in that company; or

1.1.1.7.1.2	has the right to appoint or remove the majority of that company’s board of directors; or

1.1.1.7.1.3	has the power to ensure the majority of that company’s board of directors will act in accordance with its wishes; and

1.1.1.7.2	listed on the stock exchange means:

	1.1.1.7.2.1	the holding of shares or the aggregate of the holding of shares or other securities in a company entitling the holder thereof to exercise, or cause to be exercised 35% (thirty five percent) or more of the voting rights at shareholder meetings of the company irrespective of whether such holding or holdings confers de facto control, provided that should there be other shareholders holding more than 35% (thirty five percent), 35% (thirty five percent) shall be read to refer to ‘the largest percentage shareholding held at the time’; or

1.1.1.7.2.2

the holding or control by a shareholder or member alone or pursuant to an agreement with other shareholders or members of more than 35% (thirty five percent) of the voting rights in the company irrespective of whether such holding or holdings confers de facto control, provided that should there be other shareholders holding more than 35% (thirty five percent), 35% (thirty five percent) shall be read to refer to ‘the largest percentage shareholding held at the time’;

1.1.1.8

‘Encumbrance’ means any mortgage, pledge, lien, charge, hypothecation or security interest or any other agreement or arrangement having the effect of conferring security on any assets and ‘Encumbering’ shall have a corresponding meaning;

1.1.1.9	‘Event of Default’ means any event or circumstance specified as such in clause 12 below;

1.1.1.10	‘Financial Indebtedness’ means any indebtedness for or in respect of:

	1.1.1.10.1	moneys borrowed;

	1.1.1.10.2	any amount raised by acceptance under any acceptance credit facility;

	1.1.1.10.3	any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

	1.1.1.10.4	the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with GAAP, be treated as a finance or capital lease;

	1.1.1.10.5	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

	1.1.1.10.6	any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing;

1.1.1.10.7

any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value shall be taken into account);

	1.1.1.10.8	any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and

	1.1.1.10.9	the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in clause 1.1.1.10.1 to 1.1.1.10.8 above;

1.1.1.11	‘Financial Statements’ means the most recent financial statements of the Borrower or any Security Provider, consolidated, if applicable and prepared in accordance with GAAP or IFRS;

1.1.1.12	‘Foreign Currency’ means any indebtedness or amounts in a currency other than Rand;

1.1.1.13	‘GAAP’ means Generally Accepted Accounting Practice of South Africa, consistently applied;

1.1.1.14	‘Holding Company’ shall have the meaning ascribed to it in the Companies Act;

1.1.1.15	‘IFRS’ means the International Financial Reporting Standards, consistently applied;

1.1.1.16	‘Income Tax Act’ means the Income Tax Act, No. 58 of 1962;

1.1.1.17	‘Insolvency Act’ means the Insolvency Act, No. 24 of 1936;

1.1.1.18

‘Material Adverse Change’ means an event, circumstance or matter or combination of events, circumstances or matters which, in Nedbank’s reasonable opinion, has or may have, a material adverse effect on:

1.1.1.18.1

the ability of the Borrower to comply with any of its obligations under this Facility Letter or the ability of any Security Provider to comply with any of its obligations under any Security, as the case may be;

	1.1.1.18.2	the business, operations, property, condition (financial or otherwise) or prospects of the Borrower, or of any Security Provider;

1.1.1.18.3

the validity or enforceability of this Facility Letter or any of Nedbank’s rights and remedies hereunder, or the validity or enforceability of any Security or any of Nedbank’s rights and remedies thereunder;

1.1.1.19	‘NACM’ means nominal annual compounded monthly in arrear;

1.1.1.20	‘Nedbank’ means collectively Nedbank Limited (Registration Number 1951/000009/06), Nedbank Company or, if the context is appropriate, any one or both of them;

1.1.1.21	‘Nedbank Company’ means any Subsidiary of Nedbank Group Limited;

1.1.1.22	‘Nedbank Group Limited’ means Nedbank Group Limited (Registration Number 1966/010630/06);

1.1.1.23	‘Offer’ means the offer of banking facilities made by Nedbank to the Borrower in the Facility Letter;

1.1.1.24

‘Outstanding Amount’ means the aggregate amount by which the Facilities has been drawn down from time to time, together with all accrued and capitalised interest thereon, if any, together with any and all other amounts that may be due and payable by the Borrower to Nedbank;

1.1.1.25	‘Parties’ means collectively the Borrower, Nedbank or, if the context is appropriate, any one or more of them and shall include any other signatory hereto;

1.1.1.26	‘Permitted Encumbrance’ means any Encumbrance which is existing prior to the Signature Date, which has been disclosed:

	1.1.1.26.1	in writing to Nedbank prior to the Signature Date; or

	1.1.1.26.2	noted or provided for, in the Financial Statements,

and which only secures indebtedness outstanding at the Signature Date if the principal amount outstanding or original facility thereby secured is not increased after the Signature Date;

1.1.1.27

‘Prime Rate’ means the publicly quoted rate of interest as certified by any manager (whose appointment or authority or designation it shall not be necessary to prove) of Nedbank at which Nedbank lends in Rand to its borrowers in general from time to time, on the basis of such interest being calculated daily on a 365 (three hundred and sixty five) day year and compounded monthly in arrear, irrespective of whether or not the year in question is a leap year;

1.1.1.28	‘Rand’ means South African Rands, the lawful currency of the Republic of South Africa;

1.1.1.29	‘Security’ means the security referred to in clause 4 of the Offer Letter and any other security provided to Nedbank in terms of this Facility Letter and in terms of any facility or instrument;

1.1.1.30

‘Security Provider’ means the entities providing the Security referred to in clause 4 of the Offer Letter and any other security provided to Nedbank in terms of this Facility Letter and in terms of any facility or instrument;

	1.1.1.31	‘Signature Date’ means the date of signature of the Party last signing this Facility Letter in time;

	1.1.1.32	‘Subsidiary shall have the meaning ascribed to it in the Companies Act;

	1.1.1.33	‘SARB’ means the South African Reserve Bank;

1.1.1.34

‘Tax’ means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same);

1.1.2	words referring to any one gender includes the other gender;

1.1.3	words importing the singular shall include the plural and vice versa;

1.1.4

any reference to a person shall include a reference to an individual, a firm, a body corporate, a trust, an unincorporated association, government or a partnership and that person’s legal representatives and successors;

1.1.5

the headings of the clauses in the Facility Letter are for the purpose of convenience and reference only and shall not be used in the interpretation of nor modify nor amplify the terms of the Facility Letter nor any clause hereof;

1.1.6	when any number of days is prescribed in the Facility Letter, such number shall be calculated inclusively of the first and exclusively of the last day;

1.1.7	any reference to days (other than a reference to Business Days), months or years shall be a reference to calendar days, months or years, as the case may be;

1.1.8	where any act is to be performed on a day which is not a Business Day, such act shall be performed on the next Business Day;

1.1.9

any reference to a statute or statutory provision or law includes a reference to that statute or statutory provision as amended, substituted, extended or re- enacted and to any regulation, order, proclamation, directive, code, practice, note, ruling, instrument or subordinate legislation under such statute or statutory provision;

1.1.10	any reference to any other agreement, document or instrument shall be to that agreement, document or instrument as amended, varied, novated or replaced from time to time;

1.1.11	where figures are referred to in numerals and in words, if there is any conflict between the two, the words shall prevail;

		1.1.12	any term defined in this Facility Letter shall have the meaning ascribed to it by such definition, irrespective of where it is used in this Facility Letter and unless it is clear from the clause in question that the term so defined has limited application to that clause, that term shall bear the meaning ascribed to it in that clause for all purposes in this Facility Letter, notwithstanding that the term has not been defined in this interpretation clause.

2	ADDITIONAL SERVICES AND FACILITIES

The Facility Letter governs only the Facilities. Any other contractual relationships between the Parties or Nedbank Group Limited or any of its Subsidiaries shall be governed by the terms and conditions of separate agreements entered into between the Borrower and that entity.

3	FLEXIBILITY

Unless otherwise agreed to in writing by the Parties, and subject to the availability of a particular instrument at a particular time, the Borrower shall be entitled to utilise any or all of the instruments offered in the Facility Letter up to the amount of the limit or the sub-limit, as the case may be, pertaining to a particular instrument set out in the Facility Letter from time to time, provided that instruments with a fixed maturity date shall continue up to such maturity date.

4	UNAVAILABILITY OF INSTRUMENTS

Should:

4.1

there be any change in legislation or any regulations made in terms thereof or in the departmental practice of any authority or in the interpretation or application of any such legislation or regulations or departmental practice by any court or competent official or should there be any change in banking practice as it affects or is applied by or to Nedbank and any other financial institutions generally registered as such in the applicable jurisdiction; and/or

	4.2	any other event occurs which is beyond the control of Nedbank,

with the result that any instrument offered in the Facility Letter is no longer made available by Nedbank (‘an Affected Instrument’), then Nedbank shall notify the Borrower in writing that the Affected Instrument will no longer be made available to the Borrower and the Borrower shall, unless otherwise agreed between the Parties, within 3 (three) Business Days of the despatch of such notice, elect:

	4.3	to replace the Affected Instrument with any one or more of the other instruments offered in the Facility Letter; and/or

	4.4	to settle the amount owing under the Affected Instrument.

5	EARLY REPAYMENT

No early repayment of any Facilities shall be allowed unless Nedbank agrees thereto, subject to any penalty which Nedbank may impose at that time.

6	PAYMENTS

6.1

Any payments to be made by the Borrower under this Facility Letter shall be made before 12h00 on due date in such manner as Nedbank may notify the Borrower in writing from time to time and furthermore shall be made free of exchange or right of deferment, avoidance or set-off and without deduction for or on account of any Tax unless the Borrower is, under law, required to make such payment subject to the deduction or withholding of Tax, in which case the amount payable by the Borrower in respect of which such deduction or withholding is required to be made shall be increased to the extent necessary to ensure that, after the making of the required deduction or withholding, Nedbank receives and retains (free from any liability in respect of such deduction or withholding) a net amount equal to the amount which it would have received and so retained had no such deduction or withholding been required to be made.

6.2

All interest, charges, commission, costs and fees which are payable by the Borrower to Nedbank shall be paid in the currency of the relevant instrument and, unless discharged directly by the Borrower, shall be paid out of any current account of the Borrower held at Nedbank. The Borrower hereby authorises Nedbank to debit and deduct such interest, charges, commissions, costs and fees to such current account.

6.3

Nedbank shall be entitled to allocate all and any payments by the Borrower, after deduction of costs, to any indebtedness of the Borrower to Nedbank and the Borrower waives all and any rights that it may have to name the debt in respect of which such payment is made.

7	INTEREST

7.1

Each interest bearing instrument utilised by the Borrower in terms of this Facility Letter shall bear interest at the rate agreed to between the Parties and such accrued interest shall be paid by the Borrower on the dates and in the manner agreed to between the Parties.

7.2

All and any amounts owing to Nedbank which are not paid on the due date thereof or any excess over any limit or sub-limit set out in the Facility Letter, as the case may be, shall bear interest at a rate of 3% (three percent) per annum above the Prime Rate, calculated from the due date thereof or the date on which any excess occurred, as the case may be, until the date of actual payment thereof by the Borrower to Nedbank.

7.3

All and any amounts owing to Nedbank under the foreign finance facility which are not paid on the due date thereof or any excess over any foreign finance limit or sub-limit, as the case may be, shall bear interest at the prevailing penalty interest rate of Nedbank in respect of such foreign finance from time to time, calculated from the due date thereof or the date on which any excess occurred, as the case may be, until the date of receipt of such amounts by Nedbank.

8	INCREASED COSTS

	8.1	If, at any time during the currency of this Facility Letter, there occurs-

8.1.1

any adoption, amendment, variation, replacement or change in the interpretation of any Applicable Laws or of any authorisation with which commercial banks generally in the Republic of South Africa are required to comply or any change in circumstances occurs or any duties are imposed on such commercial banks at any time after the Signature Date; and/or

8.1.2

any directive, requirement, request or guidance (whether or not having the force of law but if not having the force of law, one which applies generally to a class or category of financial institutions and/or financial service companies directly or indirectly) of any central bank or any other fiscal, monetary, regulatory or other authority in the Republic of South Africa; and/or

		8.1.3	any change in banking practice, as it affects or is applied generally to or by any financial institution directly or indirectly in the Republic of South Africa; and/or

		8.1.4	a requirement by any statutory or monetary authority in the Republic of South Africa as applies generally to all banks in the Republic of South Africa, to-

			8.1.4.1	pay levies or any other amounts whatsoever or to maintain special deposits or reserve assets, in addition to those paid or maintained or reserved by Nedbank as at the Signature Date; or

8.1.4.2

comply with any reserve, cash ratio, special deposit or liquid requirements (or any other similar requirements) in respect of this Facility Letter in addition to those anticipated by Nedbank at the Signature Date; or

			8.1.4.3	to pay any new, increased, amended or additional Tax; and/or

8.1.5

any compliance by Nedbank with any capital adequacy, reserve, cash ratio, special deposit, liquidity or similar requirements of a statutory or monetary authority as applies generally to banks in the Republic of South Africa, howsoever arising in the Republic of South Africa in respect of this Facility Letter, including any increase in the amount of the capital to be allocated by Nedbank to the amount advanced under this Facility Letter or a change of weighting of the commitment under this Facility Letter; or

		8.1.6	any other event attributable to a statutory or monetary authority which is beyond the control of Nedbank, with the result that-

8.1.6.1

Nedbank is subjected to any new, increased, amended or additional Tax, duty or other charge in respect of the Facilities or a change in the basis of taxation of Nedbank in respect of amounts payable to Nedbank in terms of this Facility Letter; or

8.1.6.2	any new, increased, amended or additional reserve, special deposit or similar requirement is imposed against the assets or deposits with or for the account of, or credit extended by Nedbank; or

8.1.6.3

any other new, increase, amended or additional obligation or condition directly affecting the cost of Nedbank is imposed on Nedbank of maintaining or funding its commitment under this Facility Letter; or

8.1.6.4	the cost to Nedbank of making or maintaining the Facility is increased or any amounts received or receivable by Nedbank under this Facility Letter are reduced; or

8.1.6.5	Nedbank’s rate of return on its capital is reduced by reason only of change in the manner in which it is required to allocate capital resources to its obligations under this Facility Letter; or

8.1.6.6	Nedbank is required to make a payment or forego the return on any amount received or receivable by it under this Facility Letter,

and the result of any of the above is to increase the net after Tax cost and/or any other cost to Nedbank of maintaining or funding its commitment under this Facility Letter or reduces the net after Tax return and/or the return on capital to Nedbank in respect of maintaining or funding its commitment under this Facility Letter, then, subject to the obligation of the Lender to take reasonable steps to mitigate such increased net after Tax cost or other increased costs or reduced net after Tax return or reduced return on capital, Nedbank shall be entitled to determine a fee to place Nedbank in the same net after Tax position in which it would have been if such increase or reduction had not taken place, which fee shall be payable within 10 (ten) Business Days of receipt by the Borrower of a written demand from Nedbank, and accompanied by the requisite documentation to substantiate Nedbank’s entitlement to such fee.

8.2	This clause 8 does not apply to any increased cost arising in terms of clause 8.1-

	8.2.1	on account of Tax payable on any income, profits or gains of Nedbank to the extent arising from amendments or changes which affect corporate taxpayers generally; or

8.2.2

resulting from any breach or violation by Nedbank of, or breach by Nedbank of any limits imposed by, any provision of any law, ruling, regulation or practice by any relevant monetary or fiscal authority or court or competent official, arising as a consequence of any action or omission by Nedbank after the introduction of such provision and/or imposition of such limits or after the relevant change in the interpretation thereof has become known to Nedbank and/or generally known amongst banks operating in the Republic of South Africa.

8.3

If Nedbank is entitled to any Tax benefit by reason of any circumstance in respect of which the Borrower has paid the fee as contemplated in clause 8.1, Nedbank shall pay to the Borrower such amount, limited to the maximum of the fee paid by the Borrower as aforesaid, as will leave Nedbank with the same net after Tax return as it would have received in respect of maintaining or funding its commitment under this Facility Letter had the Tax benefit not been granted. Payment of such sum shall be made within 10 (ten) Business Days of Nedbank becoming entitled to such Tax benefit.

8.4

If any events or circumstances envisaged in clause 8.1 occur with the result that the net after Tax cost or any other cost to Nedbank of maintaining or funding its commitment under this Facility Letter reduced or the net after Tax return or return on capital to Nedbank in respect of maintaining or funding its commitment under this Facility Letter increases, then Nedbank shall pay to the Borrower such fee as would be necessary to place Nedbank in the same position in which it would have been if such increase or reduction had not taken place, which fee shall be payable within 10 (ten) Business Days of receipt by Nedbank of a written demand from the Borrower, and accompanied by the requisite documentation to substantiate the Borrower’s entitlement to such fee.

9	OFFSHORE BUSINESS OR ACTIVITIES

	9.1	Except for existing business, the Borrower shall notify Nedbank before:

		9.1.1	the Borrower makes any offshore investment; or

9.1.2

the Borrower issues a guarantee or binds itself as surety and/or co-principal debtor for the debts of a third party offshore, which will have inter alia the effect of (but not limited to) Encumbering the Borrower’s assets, financial status or balance sheet.

	9.2	Nedbank shall be entitled to:

		9.2.1	call for further and/or detailed information regarding the Borrower’s offshore business, business enterprises, activities, investments and review the Facilities offered to the Borrower.

		9.2.2	call for an audit on the Borrower’s financial status to investigate and/or confirm disclosures to Nedbank, and the possible Encumbrance of the Borrower’s assets, financial status or balance sheet.

10	UNDERTAKINGS

The Borrower undertakes:

	10.1	promptly to inform Nedbank in writing of:

		10.1.1	any Change of Control of the Borrower or any Security Provider;

10.1.2

the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against the Borrower or any Security Provider and which might result in a Material Adverse Change;

10.1.3

any occurrence of which it becomes aware which will or may adversely affect the Borrower’s or any Security Provider’s ability to perform or observe its obligations in terms of the Facility Letter or any Security, as the case may be; or

		10.1.4	the occurrence of any Event of Default,

forthwith upon becoming aware thereof;

	10.2	to comply with the requirements of the Exchange Control Department of the SARB and shall furnish written proof of such compliance to Nedbank on request;

	10.3	to comply with the provisions of the National Credit Act, No 34 of 2005, if applicable;

10.4

to furnish Nedbank upon demand by Nedbank, with such information concerning the Borrower, its Holding Company and their respective Subsidiaries as well as any Security Provider as Nedbank may from time to time reasonably require.

10.5

not to create or permit to subsist any Encumbrances on any of its assets, except for Permitted Encumbrances, without the prior written consent of Nedbank, which consent shall not be unreasonably withheld if the Encumbrances are in the normal course of trade.

11	WARRANTIES

	11.1	The Borrower represents and warrants to Nedbank that:

		11.1.1	it is a corporation duly incorporated and validly existing under the laws of the Republic of South Africa;

		11.1.2	it and each of its Subsidiaries have the power to own its assets and carry on its business as it is being conducted;

11.1.3

it has the power to enter into, perform and execute the Facility Letter and has taken all necessary corporate and other actions to authorise its entry into, performance and execution of the Facility Letter, including such steps as may be necessary to comply with the provisions of Article 60 of Table A or Article 61 of Table B of the Companies Act, if applicable;

11.1.4	the obligations expressed to be assumed by the Borrower in the Facility Letter are legal, valid, binding and enforceable obligations;

11.1.5	the entry into and performance by it of and, the transactions contemplated by the Facility Letter do not and will not conflict with:

	11.1.5.1	any law or regulation applicable to it;

	11.1.5.2	its and each of its Subsidiaries constitutional documents; or

	11.1.5.3	any agreement or instrument binding upon it or any of its or any of its Subsidiaries’ assets;

11.1.6

no litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which , if adversely determined, might result in a Material Adverse Change have, to the knowledge of the Borrower been started or threatened against it or against any of its Subsidiaries or against any Security Provider;

11.1.7	it is the owner of all its assets which are reflected in its Financial Statements and has not sold, transferred, exchanged, disposed of or otherwise alienated any such assets;

11.1.8	the Financial Statements:

11.1.8.1

fairly represent the financial condition of the Borrower and its Subsidiaries, where applicable, or the consolidated financial position of the Borrower and its Subsidiaries, where applicable or the financial condition of any Security Provider;

	11.1.8.2	were prepared in accordance with GAAP or IFRS;

11.1.8.3

comply with the relevant reporting standards in terms of the Corporate Laws Amendment Act, No. 24 of 2006 and applicable to the Borrower as a widely held company or limited interest company, as the case may be.

11.1.9

the Borrower has no significant liabilities, present or contingent, (including, without derogating from the generality of the foregoing) liabilities for Taxes or material forward or long term commitments, which are not disclosed or provided for in its Financial Statements;

11.1.10	there has been no Material Adverse Change since the date of its most recent Financial Statements;

11.1.11

the payment obligations under the Facility Letter or any Security rank at least pari passu with the claims of its other unsecured and unsubordinated creditors, except for claims that are preferred solely by insolvency, liquidation or other similar laws of general application;

11.1.12

that all of the information supplied by the Borrower or any Security Provider in connection with the Facility Letter is true, complete and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated and the Borrower is not aware of any material facts or circumstances that have not been disclosed to Nedbank;

		11.1.13	neither the Borrower nor any Security Provider is required to make any deduction for or on account of Tax from any payment it may make under the Facility Letter or any Security, as the case may be;

		11.1.14	no Event of Default is continuing or might reasonably be expected to result from the Borrower utilising the Facilities;

11.1.15

no other event or circumstance which constitutes a default under any other agreement or instrument which is binding on it or any of its Subsidiaries which might result in a Material Adverse Change is continuing.

	11.2	Each of the representations and warranties contained in this clause are deemed to be made by the Borrower throughout the duration of the Facilities, including any renewals and extensions thereof.

12	EVENTS OF DEFAULT

	12.1	Each of the following events or circumstances is an Event of Default:

12.1.1

the Borrower fails to pay any amount due to Nedbank in terms of this Facility Letter on the due date thereof (unless failure to pay is solely due to technical or administrative reasons) and the relevant amount is not duly paid within 3 (three) Business Days of receipt of written notice from Nedbank calling upon the Borrower to pay such relevant amount;

12.1.2

the Borrower breaches or does not comply with any provision of the Facility Letter and/or any other agreement between the Parties and fails to remedy such breach within the period of 10 (ten) Business Days after delivery by Nedbank to the Borrower of written notice requiring the Borrower to remedy such breach;

12.1.3

a representation, warranty or statement made or deemed to be made by the Borrower in this Facility Letter or any other document delivered by or on behalf of the Borrower or any Security Provider under or in connection with this Facility Letter or any Security, as the case may be, is incorrect or misleading in any material respect when made or deemed to be made;

12.1.4

any material Financial Indebtedness of the Borrower or any Security Provider is not paid when due nor within any originally applicable grace period, or is declared to be or otherwise becomes due and payable prior to its specified maturity by reason of default (however described), whether or not Nedbank is concerned therewith. For the purposes of this clause ‘material’ means 5% (five percent) of the gross Financial Indebtedness of the Borrower or any Security Provider;

12.1.5	any one or more of the following events occur:

12.1.5.1

the Borrower is unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness; and

	12.1.5.2	a moratorium is declared in respect of any indebtedness of the Borrower, or any Security Provider;

12.1.6	any corporate action, legal proceedings or other procedure or step is taken in relation to:

12.1.6.1

the suspension of payments, a moratorium of any indebtedness, liquidation, winding-up, dissolution, judicial management or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of the Borrower or any Security Provider;

	12.1.6.2	a compromise, assignment or arrangement with any creditor of either the Borrower or any Security Provider;

	12.1.6.3	the appointment of a liquidator, trustee, judicial manager, administrator or other similar officer in respect of the Borrower or any Security Provider, or any of its assets; or

	12.1.6.4	enforcement of any security over any assets of the Borrower or any Security Provider,

or any analogous procedure or step is taken in any jurisdiction;

12.1.7	the general nature of the business of the Borrower or any Security Provider, is changed from that carried on at the date of this Facility Letter;

12.1.8	any expropriation, attachment, sequestration or execution affects any material asset or assets of the Borrower or any Security Provider;

12.1.9

the Borrower or any Security Provider enters into a single transaction, or a series of transactions (whether related or not) and whether voluntarily or involuntarily to sell, lease, transfer or otherwise dispose of any asset except any sale, lease, transfer or other disposal made in the ordinary course of trading, or the value of the assets of the Borrower or any Security Provider, is materially reduced. For the purposes of this clause ‘materially’ means 5% (five percent) of the gross value of the assets of the Borrower or any Security Provider;

12.1.10	the Borrower or any Security Provider repudiates the Facility Letter or any Security, as the case may be;

12.1.11

the Borrower or any Security Provider does not comply in all respects with all laws to which it may be subject, if failure to so comply would materially impair its ability to perform its obligations under the Facility Letter or any Security, as the case may be;

12.1.12	the Borrower or any Security Provider enters into any amalgamation, demerger, merger or corporate reconstruction;

12.1.13	a Change of Control of the Borrower or any Security Provider occurs;

12.1.14	a Material Adverse Change occurs;

12.1.15

the Borrower acquires or attempts to acquire any shares in the issued share capital of its Holding Company or any of its own issued share capital or otherwise reduces its share capital, without the prior written consent of Nedbank, which shall not be unreasonably withheld;

12.1.16

the Borrower or any Security Provider fails to obtain, comply with and do all that is necessary to maintain in full force and effect all government, Tax, monetary and other approvals required under any law or regulation to enable it to perform its obligations under the Facility Letter or any Security, as the case may be, and to ensure the legality, validity or enforceability of the Facility Letter or any Security, as the case may be and to continue its business operations;

12.1.17

the Borrower or any of its Subsidiaries or any Security Provider creates or permits to subsist any Encumbrance on any of its assets, except for Permitted Encumbrances, without the prior written consent of Nedbank, which consent shall not be unreasonably withheld if the Encumbrances are in the normal course of trade;

12.1.18

it is or becomes unlawful for the Borrower or any Security Provider to perform or comply with any or all of its obligations under this Facility Letter or any Security, as the case may be, or any of the obligations of the Borrower or any Security Provider hereunder or under any Security, as the case may be, is not or ceases to be legal, valid, binding and enforceable;

12.1.19

any litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which, if adversely determined, might result in a Material Adverse Change, is started or threatened against the Borrower or against any of its Subsidiaries or against any Security Provider.

	12.2	On and at any time after the occurrence of an Event of Default Nedbank may, without prejudice to any other remedy, on written notice to the Borrower:

		12.2.1	cancel the Facilities whereupon they shall immediately be cancelled;

12.2.2

declare that all or part of the Facilities, together with accrued interest and all other amounts accrued or outstanding under the Facilities be immediately due and payable, whereupon they shall become immediately due and payable; and/or

		12.2.3	declare that all or part of the Facilities be payable on demand, whereupon they shall immediately become payable on demand by Nedbank; and/or

12.2.4

set-off the indebtedness of the Borrower to Nedbank under or in terms of or arising from the Facilities against any and all amounts standing to the credit of the Borrower in the books of Nedbank, and for the purposes hereof, the Parties agree that if any such indebtedness is or such amounts are in Foreign Currency, such indebtedness or amounts shall be converted from such Foreign Currency to rand at the spot Rand/Foreign Currency rate quoted by Nedbank on the date of conversion.

13	CERTIFICATE OF INDEBTEDNESS

	13.1	A certificate signed or purporting to be signed by a manager or director of Nedbank (whose appointment it shall not be necessary to prove) shall be prima facie proof of:

		13.1.1	the amount of any debt owing by the Borrower to Nedbank (including, without limitation, accrued interest and default interest) in terms of this Facility Letter;

		13.1.2	the due dates of performance in respect of any obligations of the Borrower in terms of this Facility Letter;

		13.1.3	any interest rate; or

		13.1.4	the fact that the debts are due and owing and have not been paid or otherwise discharged.

13.2

In addition to and in application of the provisions of clause, any schedule, certificate or other document provided by Nedbank in terms of this Facility Letter shall, if signed by any manager or director of Nedbank, be deemed to be prima facie proof of the correctness of its contents.

14	COSTS

All costs and expenses which Nedbank may incur in connection with the enforcement or preservation of any of its rights under the Facility Letter, including, without derogating from the generality of the aforegoing, all legal costs on an attorney and client scale, tracing fees and stamp duty, shall be borne by the Borrower and shall be payable on demand.

15	CESSION AND DELEGATION

15.1

Nedbank shall be entitled to cede and/or delegate and/or assign or transfer in any way whatsoever all or any of its rights and obligations under this Facility Letter to any Nedbank Company and to disclose to such company such information regarding the Borrower or Security Provider as Nedbank may reasonably consider appropriate.

15.2

The Borrower or the Security Provider shall not be entitled to cede and/or delegate and/or assign or transfer in any way whatsoever, all or any of their respective rights and obligations under this Facility Letter or any Security, as the case may be.

16	RENUNCIATION OF BENEFITS

The Borrower expressly waives and renounces any benefits to which it is entitled in law, including without in any way limiting or affecting the generality of the aforegoing the benefits from the legal exceptions non numeratae pecuniae, non causa debiti, errore calculi, revision of accounts and no value received and declares itself to be fully acquainted with the full meaning and effect thereof.

17	MONITORING

Nedbank is not obliged to monitor or verify the application of any amount borrowed pursuant to the Facility Letter.

18	MISCELLANEOUS

	18.1	Entire agreement

This Facility Letter contains all the express provisions agreed on by the Parties with regard to the subject matter hereof and the Parties waive the right to rely on any alleged express provision not contained in this Facility Letter.

	18.2	Variation and cancellation

No variation, addition to, amendment or cancellation of any term contained in this Facility Letter, shall be effective unless reduced to writing and signed by or on behalf of the Parties.

18.3	Waivers and indulgences

No failure to exercise, and no delay in exercising on the part of either Party, of any right, power or privilege under this Facility Letter shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof, or the exercise of any other right, power or privilege. No waiver by either Party shall be effective unless reduced to writing and signed by or on behalf of the Party granting such waiver. The grant of any indulgence by a Party under this Facility Letter shall not constitute a waiver of any right by the grantor or prevent or adversely affect the exercise by the grantor of any existing or future right of the grantor.

18.4	No representations

A Party may not rely on any representation or warranty which allegedly induced it to enter into this Facility Letter, unless the representation or warranty is recorded in this Facility Letter.

18.5	Severability

Any provision in this Facility Letter which is or may become illegal, invalid or unenforceable in any jurisdiction affected by this Facility Letter shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability and shall be treated pro non scripto and severed from the rest of this Facility Letter without invalidating the remaining provisions of this Facility Letter or affecting the validity or unenforceability of such provision in any other jurisdiction.

18.6	Independent Advice

The Parties hereby acknowledge and agree that they have been free to obtain independent legal and other professional advice (including legal, financial and taxation advice) as to the nature and effect of the provisions of this Facility Letter and any Security.

18.7	Applicable law

This Facility Letter shall be governed by and interpreted in accordance with the law of the Republic of South Africa.

18.8	Jurisdiction

Each of the Parties irrevocably agrees that the High Court of the Republic of South Africa (South Gauteng High Court, Johannesburg) shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Facility Letter and, for such purposes, irrevocably submits to the non-exclusive jurisdiction of such court.

18.9	Survival

The expiration or termination of the Facility Letter shall not affect such of the provisions of the Facility Letter as expressly provide that they will operate after any such expiration or termination or which of necessity must continue to have effect after such expiration or termination, notwithstanding that the clauses themselves do not expressly provide for this.

GENERAL PROVISIONS

SECTION 2 – TERMS APPLICABLE TO SPECIFIC INSTRUMENTS

1	OVERDRAFT

	1.1	Rate

Unless otherwise agreed in writing by the Parties, the applicable rate will be the Prime Rate.

	1.2	Interest

Interest on the Outstanding Amount shall be calculated daily on the basis of a 365 (three hundred and sixty five) day year, irrespective of whether the year in question is a leap year and shall be payable monthly in arrear. Unless otherwise agreed in writing between the Parties, interest shall be paid to Nedbank by the debiting of the Borrower’s current account held at any Nedbank branch.

	1.3	Negotiable instruments

Nedbank shall be entitled to request the Borrower to draw negotiable instruments in favour of Nedbank for an amount up to the Outstanding Amount, at no additional cost to the Borrower.

	1.4	Duration of facility and repayment

Notwithstanding anything to the contrary contained in the Facility Letter or in any other agreement concluded between the Parties, the overdraft facility shall be payable to Nedbank on demand.

	1.5	Adjustment, Variation and Cancellation

Notwithstanding anything to the contrary contained in the Facility Letter, Nedbank shall be entitled, subsequent to a review of the Facilities in terms of clause 10 of the Facility Letter (Review of Facilities and Interest Rate), in its sole discretion and acting reasonably, to adjust, vary, add to, amend or cancel the overdraft facility, on prior written notice to the Borrower.

2	FORWARD EXCHANGE CONTRACTS

	2.1	Rate

The applicable rate shall be the rate agreed to, whether in writing or otherwise, between the Parties.

	2.2	Amount

This instrument is subject to the sub-limit set out in the Facility Letter, if any, or any other agreement concluded between the Parties. The sub-limit is based on the percentage of the aggregate amount of each forward exchange contract (currently 10% (ten percent)) that Nedbank in its discretion deems to be the risk.

	2.3	Period

The applicable period shall be as agreed to in writing between the Parties.

	2.4	Conditions Precedent

This instrument is subject to the signature by the Borrower of Nedbank’s standard documentation relating to forward exchange contracts from time to time.

	2.5	Notification to the SARB

The Borrower shall present documents confirming the relevant forward exchange transaction to its branch of Nedbank for endorsement within 14 (fourteen) days from the date of conclusion of each forward exchange contract, in accordance with current exchange control policy. However, if the Borrower has given a corporate letter of undertaking to the SARB, the Borrower shall only be obliged to furnish to its branch of Nedbank a letter setting out details of the transaction underlying the forward exchange contract.

3	LETTERS OF GUARANTEE

	3.1	Rate/Commission

The applicable rate or commission shall be the rate agreed in writing between the Parties at the time of request for the issuance of a letter of guarantee.

	3.2	Amount

This instrument is subject to the sub-limit set out in the Facility Letter, if any, or in any other agreement concluded between the Parties.

	3.3	Period

The applicable period shall be the period agreed to at the time of request for the issue of a guarantee. Under no circumstances will Nedbank issue a guarantee which does not contain an expiry date or an ascertainable period.

	3.4	Nedbank’s Obligations

Nedbank’s obligations shall be limited to the payment of money. Unless otherwise agreed in writing between the Parties, all letters of guarantee shall be payable on the beneficiary’s first demand in writing and/or the presentation of the relevant guarantee to Nedbank.

	3.5	Condition Precedent

Guarantees shall only be issued after the signature by the Borrower of Nedbank Counter- Indemnity (Form 8.8) in respect of each guarantee or Nedbank’s Master Counter Indemnity Form, and/or any other forms as the case may be.

	3.6	Other Terms

Other terms shall be negotiated by the Parties at the time of request for the issue of a guarantee on terms and conditions acceptable to Nedbank.

4	ELECTRONIC BANKING FACILITIES

The use of NetBank Business by the Borrower is subject to the signature by the Borrower of Nedbank’s standard Electronic Banking Services Agreement.

RESOLUTION OF THE DIRECTORS OF NET1 APPLIED
TECHNOLOGIES SOUTH AFRICA LIMITED
(“the Company”)

(Registration Number 2002/031446/06)

IT WAS RESOLVED:

That any two of the following who are the designated signatories’, being Cara van Straaten, David Hawley, Paul Encarnacao and Warren Segall, be and are hereby the authorized signatories nominated by the Company to do all such things and sign all such documents on behalf of the Company as they, in their reasonably exercised discretion deem fit for all bank accounts held with First National Bank, Nedbank Limited and ABSA Bank Limited, including those accounts held by the Company and for the following wholly owned subsidiaries of the Company:

  Cash Paymaster Services (Proprietary) Limited
  Cash Paymaster Services (Eastern Cape) (Proprietary) Limited;
  Cash Paymaster Services (Kwazulu Natal) (Proprietary) Limited;
  Cash Paymaster Services (Northern Cape) (Proprietary) Limited;
  Cash Paymaster Services (Northern) (Proprietary) Limited;
  Cash Paymaster Services (Northwest) (Proprietary) Limited;
  Sinqobile Security Services Gauteng (Proprietary) Limited;
  Prism Holdings Limited;
  Prism Payment Technologies (Proprietary) Limited;
  Easypay (Proprietary) Limited;
  RMT Systems (Proprietary) Limited;
  Moneyline Financial Services;
  New World Finance (Proprietary) Limited; and
  Friedland 035 Investments (Proprietary) Limited
  Clidet No 1030 (Proprietary) Limited

The authority to the Bank will remain in force until rescinded or amended in writing by the Company.

Signed on February 1st, 2010

/s/ SCP Belamant	/s/ HG Kotze
SCP Belamant	HG Kotze
DIRECTOR	DIRECTOR

NET1 UNIVERSAL ELECTRONIC TECHNOLOGICAL SOLUTIONS
(PROPRIETARY) LIMITED
(“the Company”)

(Registration Number 2009/001034/07)

IT WAS RESOLVED:

That the Company accepts the offer of banking facilities from Nedbank Limited (“Nedbank”) on the terms and conditions set out in its letter to the Company dated March 3rd, 2010 (“Facility Letter”).

IT WAS FURTHER RESOLVED:

That Catharina Wilhelmina van Straaten and David Ian Hawley in their capacities of Financial Group Controller and Financial Group Manager, respectively be and are hereby authorised to sign the aforesaid Facility Letter and return in to Nedbank.

Signed on March 31st, 2010

/s/ BL Stewart
BL Stewart
DIRECTOR